UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2016 (June 3, 2016)

MIX 1 LIFE, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-170091	68-0678499
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

16000 N. 80th Street, Suite E

Scottsdale, AZ 85260

480-371-1100

(Address and Telephone Number of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

MIX 1 LIFE, INC.

Form 8-K

Current Report

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 3, 2016, Mix 1 Life, Inc., a Nevada corporation (the "Company") and Icelandic Water Holdings hf, an Icelandic corporation ("Icelandic"), executed a non-binding Letter of Intent ("LOI") whereby the Company will acquire from Icelandic 100% of the ownership interests in Icelandic Glacial™ natural spring water brand including Exclusive Global License for Icelandic Glacial™ brand in an asset purchase agreement (the "Asset Purchase Agreement").

Icelandic bottles and sells natural spring water for customers in Iceland and internationally. It offers carbon neutral bottled water. Icelandic provides its products through stores in the United States, the United Kingdom, and Canada and online. Icelandic owns Icelandic Glacial™ natural spring water brand, intellectual property and trademarks.

Mix 1 Life and Icelandic will execute the Asset Purchase Agreement wherein Mix 1 Life will acquire from Icelandic 100% of the ownership interests in the Icelandic Glacial™ natural spring water brand, including an Exclusive Global License for Icelandic Glacial™ brand in exchange for Mix 1 Life Shares which will be determined after the due diligence period is completed (the "Acquisition"). Closing of the Asset Purchase Agreement is scheduled to close on or about July 15, 2016.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

(d) Exhibits. The following exhibits are either filed as a part hereof or are incorporated by reference. Exhibit numbers correspond to the numbering system in Item 601 of Regulation S-K.

Exhibit
Number	Description of Exhibit

2.01	Letter of Intent by and among the Company and Icelandic Water Holdings hf, dated May 25, 2016 (1)

_________

(1)	Filed herewith.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIX 1 LIFE, INC.

Date: June 8, 2016	By:	/s/ Cameron Robb
Cameron Robb
Chief Executive Officer